CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying annual Report on Form 10-KSB of Amerasia Khan Enterprises Ltd. for the year ended March 31, 2006, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)
the annual Report on Form 10-KSB of Amerasia Khan Enterprises Ltd. for the year ended March 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
the information contained in the annual Report on Form 10-KSB for the year ended March 31, 2006, fairly presents in all material respects, the financial condition and results of operations of Amerasia Khan Enterprises Ltd..

By:	/s/ Johnny C.N. Lee
Name:	Johnny C.N. Lee
Title:	Principal Executive Officer, and Director
Date:	June 29, 2006

By:	/s/ David Ho
Name:	David Ho
Title:	Principal Financial Officer and Director
Date:	June 29, 2006